UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 1, 2016, German American Bancorp, Inc. (“German American”) received a regulatory waiver from the Board of Governors of the Federal Reserve System relating to the proposed mergers of (i) River Valley Bancorp, an Indiana corporation (“River Valley”), with and into German American, and (ii) River Valley Financial Bank, an Indiana bank and a wholly-owned subsidiary of River Valley, with and into German American Bancorp, an Indiana bank and a wholly-owned subsidiary of German American (the “Mergers”). With both the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions having previously approved the Mergers, all regulatory approvals with respect thereto have now been obtained.

Completion of the Mergers remains subject to customary closing conditions. Assuming such conditions are satisfied, German American expects to complete the Mergers such that they become effective on March 1, 2016.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the merger between German American and River Valley.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things, the ability to complete the merger on the expected timeframe; and other risks and factors identified in each of German American’s and River Valley’s filings with the Securities and Exchange Commission. Neither German American nor River Valley undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. In addition, German American’s and River Valley’s past results of operations do not necessarily indicate either of their anticipated future results, whether the merger is effectuated or not.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman and Chief Executive Officer

Date: February 5, 2016